Item 77Q1(a)(i)

VISION GROUP OF FUNDS, INC.

ARTICLES OF AMENDMENT

		VISION GROUP OF FUNDS, INC., a Maryland corporation having its principal office in the State of Maryland in the City of Baltimore (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

		FIRST: The Charter of the Corporation is hereby amended by renaming all of the issued and unissued shares of Class A Common Stock and Class B Common Stock, respectively, as shares of Class A Common
Stock Series A and Class B Common Stock Series A of the Corporation, respectively.

		SECOND: The foregoing amendment to the Charter of the Corporation was approved by a majority of the entire Board of Directors; the foregoing amendment is limited to a change expressly permitted by
Section 2-605 of Title 2 of Subtitle 6 of the Maryland General Corporation Law to be made without action by the stockholders of the Corporation; and the Corporation is registered as an open-end investment company under the Investment Company Act of 1940, as amended.

		The undersigned Vice President acknowledges that these Articles of Amendment are the act of the Corporation and states that to the best of his knowledge, information and belief, the matters and facts set forth in these Articles with respect to authorization and approval are true in all material respects and that this statement is made under the penalties of perjury.

		IN WITNESS WHEREOF, Vision Group of Funds, Inc. has caused these presents to be signed in its name and on its behalf by its Vice President and witnessed by its Secretary as of this 20th day of April, 1998.

	VISION GROUP OF FUNDS, INC.


	By:  /s/ Charles L. Davis
	     Charles L. Davis
	     Vice President
WITNESS:

/s/ Victor R. Siclari
Victor R. Siclari
Secretary


									Item 77Q1(ii)

VISION GROUP OF FUNDS, INC.

ARTICLES SUPPLEMENTARY



		VISION GROUP OF FUNDS, INC., a Maryland corporation having its principal office in the State of Maryland in the City of Baltimore (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

		FIRST: The aggregate number of shares of capital stock that the Corporation has authority to issue is increased by ten billion (10,000,000,000) shares. Six billion (6,000,000,000) of such additional shares shall be classified as set forth below, the other four billion (4,000,000,000) remaining unclassified:


Name	Number of
	Shares

Class A Common Stock Series A	1,000,000,000
Class A Common Stock Series S	2,000,000,000
Class B Common Stock Series A	1,000,000,000
Class B Common Stock Series S	2,000,000,000

		SECOND: The shares of Class A Common Stock Series A, and Class B Common Stock Series A, respectively, classified hereby shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the said respective classes and series of shares as set forth in the Corporation's Charter. The shares of Class A Common Stock Series S, and Class B Common Stock Series S classified hereby shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption set forth in Article VI of the Corporation's Charter and shall be subject to all provisions of the Charter relating to stock of the Corporation generally and to the following:

		(1)	The assets attributable to the Class A Common Stock
Series S shall be invested in the same investment portfolio of the Corporation as the assets attributable to the other series of Class A Common Stock. The assets attributable to the Class B Common Stock
Series S shall be invested in the same investment portfolio of the Corporation as the assets attributable to the other series of Class B Common Stock.

		(2)	The dividends and distributions of investment income
and capital gains with respect to the Class A Common Stock Series S and Class B Common Stock Series S, respectively, shall be in such amounts as may be declared from time to time by the Board of Directors, and such dividends and distributions may vary from the dividends and distributions of investment income and capital gains with respect to the other series of Class A Common Stock and Class B Common Stock, respectively, to reflect differing allocations of the expenses of the Corporation and of the classes among the holders of the various series in each class and any resultant differences among the net asset values per share of the various series in each class, to such extent and for such purposes as the Board of Directors may deem appropriate. The allocation of investment income, capital gains and losses, expenses, and liabilities of the Corporation and of the various classes, and the amounts distributable in the event of dissolution of the Corporation or liquidation of the Corporation or of a class of capital stock of the Corporation among the classes and among the series of a given class shall be determined by the Board of Directors in a manner that is consistent with the Investment Company Act of 1940, and the rules and regulations thereunder, in each case as from time to time amended, modified or superseded.

		(3)	Except as may otherwise be required by law pursuant to
any applicable order, rule or interpretation issued by the Securities and Exchange Commission, or otherwise, the holders of the Class A Common
Stock Series S and Class B Common Stock Series S, respectively, shall have (i) exclusive voting rights with respect to any matter submitted to a vote of stockholders that affects only holders of the Class A Common
Stock Series S or Class B Common Stock Series S, respectively, and (ii) no voting rights with respect to any matter submitted to a vote of stockholders that does not affect holders of the Class A Common Stock
Series S or Class B Common Stock Series S, respectively.

		THIRD: Immediately before the increase in the aggregate number of shares of capital stock as set forth in Article FIRST hereto, the Corporation was authorized to issue ten billion (10,000,000,000) shares of capital stock, all of which were of the par value of one mill ($.001) per share, with the aggregate par value of $10,000,000, classified as follows:


Name	Number of
	Shares

Class A Common Stock Series A	1,000,000,000
Class B Common Stock Series A	1,000,000,000
Class C Common Stock	1,000,000,000
Class D Common Stock	1,000,000,000
Class E Common Stock	1,000,000,000
Class F Common Stock	1,000,000,000
Class G Common Stock	1,000,000,000
Class H Common Stock	1,000,000,000
Unclassified	2,000,000,000
Total	10,000,000,000


		FOURTH: As hereby increased and classified, the total number of shares of capital stock which the Corporation has authority to issue is twenty billion (20,000,000,000) shares of capital stock, all of which are of the par value of one mill ($.001) per share, and with the aggregate par value of $20,000,000, classified as follows:


Name	Number of
	Shares

Class A Common Stock Series A	2,000,000,000
Class A Common Stock Series S	2,000,000,000
Class B Common Stock Series A	2,000,000,000
Class B Common Stock Series S	2,000,000,000
Class C Common Stock	1,000,000,000
Class D Common Stock	1,000,000,000
Class E Common Stock	1,000,000,000
Class F Common Stock	1,000,000,000
Class G Common Stock	1,000,000,000
Class H Common Stock	1,000,000,000
Unclassified	6,000,000,000
Total	20,000,000,000

		FIFTH: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940, as amended.

		SIXTH: The Board of Directors of the Corporation increased the total number of shares of capital stock that the Corporation has authority to issue pursuant to Section 2-105(c) of the Maryland General Corporation Law and classified six billion (6,000,000,000) of the additional shares as set forth herein pursuant to authority provided in the Corporation's Charter.

		The undersigned Vice President acknowledges these Articles Supplementary to be the corporate act of the Corporation and states that to the best of his knowledge, information and belief, the matters and facts set forth in these Articles with respect to authorization and approval are true in all material respects and that this statement is made under the penalties of perjury.


		IN WITNESS WHEREOF, Vision Group of Funds, Inc. has caused these presents to be signed in its name and on its behalf by its Vice President and witnessed by its Secretary as of this 20th day of April, 1998.

	VISION GROUP OF FUNDS, INC.


	By: /s/ Charles L. Davis
	     Charles L. Davis
	     Vice President

WITNESS:


/s/ Victor R. Siclari
Victor R. Siclari
Secretary